UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2013

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402) 444-1630

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2013, America First Multifamily Investors, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. as the representative of the underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the sale by the Partnership of 7,200,000 shares representing assigned limited partnership interests in the Partnership. Under the terms of the Underwriting Agreement, the Underwriters have the option, exercisable for a period of 30 days, to purchase an additional 1,080,000 shares from the Partnership.

The Underwriting Agreement contains customary representations, warranties, and agreements of the Partnership, customary conditions to closing, indemnification rights, obligations of the parties, and termination provisions. The offering is being made pursuant to the Partnership’s effective shelf registration statement on Form S-3 (Registration No. 333-191014) (the “Registration Statement”), as supplemented by a prospectus supplement which will be filed with the Securities and Exchange Commission in connection with the offer and sale of the shares.

The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein. The Underwriting Agreement is also filed with reference to, and is incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated November 26, 2013 between Deutsche Bank Securities Inc., as representative of the underwriters named therein, and the Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
Date: November 26, 2013

	By:	/s/ Mark A. Hiatt
Printed Name: Mark A. Hiatt
Title: President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated November 26, 2013 between Deutsche Bank Securities Inc., as representative of the underwriters named therein, and the Partnership